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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of The Peoples BancTrust Company, Inc. of our report dated March 6, 1998, on our audit of the consolidated financial statements of Elmore County Bancshares, Inc. as of December 31, 1997, and for the year then ended. We also consent to the references to our firm under the caption "Experts."


                                          /s/ WILSON, PRICE, BARRANCO,
                                                 BLANKENSHIP & BILLINGSLEY, P.C.

Montgomery, Alabama
June 25, 1998